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                                                                     EXHIBIT 10B

                               INDEMNITY AGREEMENT


      AGREEMENT, dated ____________________ between Avnet, Inc., a New York corporation (the "Corporation") and ________________ ("Indemnitee").

                              W I T N E S S E T H:

      WHEREAS, Indemnitee currently serves and performs valuable services for the Corporation as a officer [director] of the Corporation and, as such, may be subject to claims, actions, suits or proceedings arising as a result of such service; and

      WHEREAS, the Corporation (i) has adopted By-Laws providing for the indemnification and advancement of expenses by the Corporation of any director, officer or employee to the full extent permitted by the Business Corporation Law of the State of New York (the "State Statute") and (ii) the State Statute is not exclusive of other rights of indemnification or reimbursement when authorized by an agreement providing for such indemnification; and

      WHEREAS, in order to induce Indemnitee to continue to serve as an officer [director] of the Corporation, the Corporation has determined that it is in its best interest to enter into this agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

      FIRST: Indemnification. The Corporation hereby agrees to hold harmless and indemnify Indemnitee from and against any and all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or as a result of or in connection with any appeal therein, whether or not such action, suit or proceeding is by or in the right of the Corporation to provide a judgment in its favor, including any action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves in any capacity at the request of the Corporation, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or as a result of or by reason of the fact that Indemnitee is, was or at any time, becomes a director or officer of the Corporation, or is or was serving or at any time serves such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, whether arising out of any breach of Indemnitee's fiduciary duty, under any state or federal law or otherwise, as a director or officer of the Corporation or as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that no indemnity pursuant to this Article FIRST shall be paid by the Corporation (1) except to the extent the aggregate of losses to be indemnified exceeds the amount of such losses for which Indemnitee is actually paid pursuant to
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any insurance purchased and maintained by the Corporation for the benefit of
Indemnitee; (2) if judgment or other final adjudication establishes that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled; or (3) if a final judgment by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee acted in bad faith or was dishonest. For purposes of this Agreement (i) the Corporation shall be deemed to have requested Indemnitee to serve in a capacity with respect to an employee benefit plan where the performance by Indemnitee of his duties to the Corporation also imposes duties on, or otherwise involves services by, Indemnitee to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on Indemnitee with respect to any employee benefit plan pursuant to applicable law shall be considered fines; and (iii) action taken or omitted by Indemnitee with respect to an employee benefit plan in the performance of Indemnitee's duties for a purpose reasonably believed by Indemnitee to be either in the interest of the Corporation or in the interest of the participants and beneficiaries of the plan shall not be deemed to be in bad faith or dishonest.

      SECOND: Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee shall serve as a director or officer of the Corporation and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or served at the request of the Corporation in any capacity in any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      THIRD: Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

      A. The Corporation will be entitled to participate therein at its own expense; and,

      B. Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the
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Corporation of its assumption of the defense thereof shall be at the expense of
Indemnitee unless (1) the employment of counsel by Indemnitee has been authorized by the Corporation in connection with the defense of such action, (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (3) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Corporation (it being understood, however, that the Corporation shall not be liable for the expenses for more than one counsel for Indemnitee in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (2) above.

      C. Anything in this Article THIRD to the contrary notwithstanding, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

      FOURTH: Advancement and Repayment of Expenses. In the event of any threatened or pending action, suit or proceeding which may give rise to a right of indemnification from the Corporation to Indemnitee pursuant to this Agreement, the Corporation shall pay on demand, in advance of the final disposition thereof expenses, other than (a) those expenses for which Indemnitee is not entitled to indemnification pursuant to clause (3) of the proviso to Article FIRST hereof or pursuant to Article THIRD hereof and (b) those expenses for which Indemnitee has been paid under any insurance purchased and maintained by the Corporation for the benefit of Indemnitee. The Corporation shall make such payments upon receipt of (1) a written request by Indemnitee for payment of such expenses, (2) an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation hereunder, and (3) satisfactory evidence as to the amount of such expenses. Indemnitee's written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence as to the amount of such expenses.

      FIFTH: Enforcement.

      A. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as an officer of the Corporation and as an officer and director of various subsidiaries of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

      B. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse
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Indemnitee for all costs and expenses, including attorneys' fees, incurred by
Indemnitee in connection with such action.

      SIXTH: Indemnification Hereunder Not Exclusive. The rights to indemnification and advancement of expenses granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may now or hereafter be entitled under the State Statute, the Corporation's Restated Certificate of Incorporation or By-Laws, as now in effect or as may hereafter be amended, any agreement, any vote of shareholders or directors, or otherwise.

      SEVENTH: Miscellaneous.

         A. All communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested; if intended for the Corporation, shall be addressed to it, attention of its ________________________ _____________________________, at _____________________________
____________________, or at such other address of which the Corporation shall have given notice to Indemnitee in the manner herein provided; and if intended for Indemnitee shall be addressed to Indemnitee at _____________________________ _________________________________, or at such other address of which Indemnitee shall have given notice to the Corporation in the manner herein provided.

         B. In the event that any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any party or circumstances, it shall nevertheless remain applicable to all other parties and circumstances.

         C. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

         D. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

         E. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         F. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within the State without giving effect to conflict of laws principles thereof.
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      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the day and year first above written.

    AVNET, INC.                                INDEMNITEE


    By: ______________________________         ________________________________